As filed with the Securities and Exchange Commission on August 4, 2016

Registration No. 333-

UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM S-8

REGISTRATION STATEMENT

Under

The Securities Act of 1933

Alphabet Inc.

(Exact name of Registrant as specified in its charter)

Delaware	61-1767919
(State of Incorporation)	(I.R.S. Employer Identification Number)

1600 Amphitheatre Parkway

Mountain View, CA 94043

(650) 253-0000

(Address, including zip code, and telephone number, including area code, of Registrant’s principal executive offices)

Alphabet Inc. 2012 Stock Plan

(Full title of the plan)

Larry Page

Chief Executive Officer

Alphabet Inc.

1600 Amphitheatre Parkway

Mountain View, CA 94043

(650) 253-0000

(Name, address, including zip code, and telephone number, including area code, of agent for service)

Copies to:

Pamela L. Marcogliese, Esq. Cleary Gottlieb Steen & Hamilton LLP One Liberty Plaza New York, NY 10006 (212) 225-2000	David C. Drummond, Esq. Kent Walker, Esq Alphabet Inc. 1600 Amphitheatre Parkway Mountain View, CA 94043 (650) 253-0000

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, or a smaller reporting company. See the definitions of “large accelerated filer,” “accelerated filer” and “smaller reporting company” in Rule 12b-2 of the Exchange Act.

Large accelerated filer	☒	Accelerated filer	☐

Non-accelerated filer	☐	Smaller Reporting Company	☐

Calculation of Registration Fee

Title of Securities To Be Registered	Amount to be Registered (1)	Proposed Maximum Offering Price Per Share (2)	Proposed Maximum Aggregate Offering Price (2)	Amount of Registration Fee (2)
Class C capital stock, par value $0.001 per share, to be issued under the Alphabet Inc. 2012 Stock Plan, as amended	11,500,000	$743.98	$8,555,770,000	$861,567
Total	11,500,000	$743.98	$8,555,770,000	$861,567

(1)	Pursuant to Rule 416(a) of the Securities Act of 1933, as amended (the “Securities Act”), this Registration Statement on Form S-8 shall also cover any additional shares of Class C capital stock of Alphabet Inc. (the “Registrant”) as may become available for issuance pursuant to the Alphabet Inc. 2012 Stock Plan, as amended, by reason of any stock dividend, stock split, recapitalization or other similar transaction affected without the receipt of consideration that results in an increase in the number of the Registrant’s outstanding shares of Class C capital stock.
(2)	Estimated solely for the purposes of computing the amount of the registration fee. This registration fee has been calculated pursuant to Rule 457(h)(1) and Rule 457(c) of the Securities Act, based upon the average of the high and low prices of the Registrant’s Class C capital stock on July 28, 2016, as reported by the NASDAQ Global Select Market, which was $743.98.

REGISTRATION OF ADDITIONAL SHARES PURSUANT TO GENERAL INSTRUCTION E

This Registration Statement on Form S-8 (the “Registration Statement”) is being filed by Alphabet Inc., a Delaware corporation (the “Registrant”), to register an additional 11,500,000 shares of its Class C capital stock, par value $0.001 per share, issuable to eligible employees, consultants, contractors and directors of the Registrant and its affiliates under the Registrant’s 2012 Stock Plan, as amended (the “Plan”). Accordingly, the contents of the previous Registration Statement on Form S-8 (File No. 333-207254) filed by the Registrant with the U.S. Securities and Exchange Commission (the “SEC”) on October 2, 2015 (the “Prior Registration Statement”) relating to the Plan, including periodic reports that we filed after the Prior Registration Statement to maintain current information about us, are incorporated by reference into the Registration Statement pursuant to General Instruction E of Form S-8. The Prior Registration Statement is currently effective.

Item 8.	Exhibits.

The Index of Exhibits filed herewith and appearing immediately after the signature page to the Registration Statement is incorporated by reference in this Item 8.

SIGNATURES

Pursuant to the requirements of the Securities Act, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused the Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Mountain View, State of California, on August 4, 2016.

ALPHABET INC.

By:	/S/ LARRY PAGE
Larry Page
Chief Executive Officer

POWER OF ATTORNEY

KNOW ALL PERSONS BY THESE PRESENTS, that each person whose signature appears below hereby constitutes and appoints Larry Page, Ruth M. Porat, and David C. Drummond, and each of them acting individually, as his or her true and lawful attorney-in-fact, each with full power of substitution and resubstitution, for him or her and in his or her name, place and stead, in any and all capacities (unless revoked in writing), to sign any and all amendments (including post-effective amendments thereto) to the Registration Statement on Form S-8, and to file the same, with exhibits thereto and other documents in connection therewith, with the SEC, granting to such attorney-in-fact and agents full power and authority to do and perform each and every act and thing requisite and necessary to be done in connection therewith, as fully to all intents and purposes as he or she might or could do in person, hereby ratifying and confirming all that such attorney-in-fact and agents, or their or his or her substitute or substitutes, may lawfully do or cause to be done by virtue hereof.

Pursuant to the requirements of the Securities Act, the Registration Statement has been signed by the following persons in the capacities and on the dates indicated:

Signature	Title	Date

/S/ LARRY PAGE Larry Page	Chief Executive Officer and Director (Principal Executive Officer)	August 4, 2016

/S/ RUTH M. PORAT Ruth M. Porat	Senior Vice President and Chief Financial Officer (Principal Financial Officer)	August 4, 2016

/S/ JAMES G. CAMPBELL JAMES G. CAMPBELL	Vice President, Alphabet Corporate Controller (Principal Accounting Officer)	August 4, 2016

/S/ ERIC E. SCHMIDT Eric E. Schmidt	Executive Chairman of the Board of Directors	August 4, 2016

/S/ SERGEY BRIN Sergey Brin	President and Director	August 4, 2016

/S/ L. JOHN DOERR L. John Doerr	Director	August 4, 2016

/s/ ROGER W. FERGUSON, JR. Roger W. Ferguson, Jr.	Director	August 4, 2016

/S/ DIANE B. GREENE Diane B. Greene	Director	August 4, 2016

/S/ JOHN L. HENNESSY John L. Hennessy	Director	August 4, 2016

/S/ ANN MATHER Ann Mather	Director	August 4, 2016

/S/ ALAN R. MULALLY Alan R. Mulally	Director	August 4, 2016

/S/ PAUL S. OTELLINI Paul S. Otellini	Director	August 4, 2016

/S/ K. RAM SHRIRAM K. Ram Shriram	Director	August 4, 2016

/S/ SHIRLEY M. TILGHMAN Shirley M. Tilghman	Director	August 4, 2016

ALPHABET INC.

REGISTRATION STATEMENT ON FORM S-8

INDEX OF EXHIBITS

Exhibit Number	Description

3.01	Amended and Restated Certificate of Incorporation of Alphabet Inc., dated October 2, 2015 (incorporated by reference to Exhibit 3.1 filed with Registrant’s Current Report on Form 8-K12B (File No. 001-37580), as filed with the SEC on October 2, 2015.)

3.02	Amended and Restated Bylaws of Alphabet Inc. (incorporated by reference to Exhibit 3.2 filed with Registrant’s Current Report on Form 8-K12B (File No. 001-37580), as filed with the SEC on October 2, 2015.)

4.01	Alphabet Inc. 2012 Stock Plan, as amended (incorporated by reference to Exhibit 10.01 filed with Registrant’s Current Report on Form 8-K (File No. 001-37580), as filed with the SEC on June 10, 2016.)

4.01.1	Alphabet Inc. 2012 Stock Plan – Form of Alphabet Inc. Restricted Stock Unit Agreement (incorporated by reference to Exhibit 10.07.1 filed with Registrant’s Annual Report on Form 10-K for the fiscal year ended December 31, 2015 (File No. 001-37580), as filed with the SEC on February 11, 2016.)

5.01	Opinion of Cleary Gottlieb Steen & Hamilton LLP*

23.01	Consent of Ernst & Young LLP, Independent Registered Public Accounting Firm*

23.02	Consent of Cleary Gottlieb Steen & Hamilton LLP (filed as part of Exhibit 5.01)*

24.01	Power of Attorney (included as part of the signature page of the Registration Statement)*

*	Filed herewith